UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 23, 2014

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Current Report on Form 8-K set forth under Item 2.03 is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 23, 2014, Kilroy Realty, L.P. (the “Operating Partnership”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wells Fargo Securities, LLC (“Wells Fargo”), as Joint Lead Arrangers and Joint Bookrunners, and other lending institutions that are parties to the Credit Agreement (collectively, with J.P. Morgan, Merrill Lynch and Wells Fargo, the “Banks”), and JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, for the Banks.

The Credit Agreement consists of a $600 million unsecured revolving loan facility (the “Revolving Loan”) and a $150 million unsecured term loan facility (the “Term Loan”) and an accordion option that permits the total amount of the credit facilities to be increased to $1.1 billion. The Operating Partnership’s obligations under the Credit Agreement are guaranteed by the Operating Partnership’s general partner, Kilroy Realty Corporation (the “Company”).

The Operating Partnership expects to use the proceeds from the Revolving Loan and the Term Loan for general corporate purposes, which may include funding its acquisition, development and redevelopment programs, and repaying other long-term debt.

The Revolving Loan bears interest at an annual rate of LIBOR plus from 0.875% to 1.650%, or Base Rate (as defined in the Credit Agreement) plus from 0.000% to 0.650%, depending on the Company’s credit ratings. In addition, the Company is required to pay a facility fee from 0.125% to 0.300%, depending on the Company’s credit ratings. The Revolving Loan matures in July 2019.

The Term Loan bears interest at an annual rate of LIBOR plus from 0.900% to 1.900%, or Base Rate plus from 0.000% to 0.900%, depending on the Company’s credit ratings. The Term Loan matures in July 2019.

The Credit Agreement contains covenants and restrictions requiring the Operating Partnership to meet certain financial ratios and to provide certain information to the lenders. Some of the more restrictive financial covenants include a (i) maximum total debt to total assets ratio, (ii) minimum fixed charge coverage ratio, (iii) maximum secured debt to total assets ratio, (iv) minimum unencumbered assets to unsecured debt ratio, (v) minimum unencumbered asset pool debt service coverage ratio, (vi) maximum dividends, and (vii) minimum consolidated tangible net worth. The Credit Agreement also contains limits on the percentage of the total assets that are attributable to development assets, joint ventures, and unimproved properties for purposes of calculating these ratios. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Revolving Loan and Term Loan becoming immediately due and payable.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: June 27, 2014

	By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: June 27, 2014

	By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President, Chief Accounting Officer and Controller